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                                                                 EXHIBIT (11)(a)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated April 7, 2003 relating to the financial statements and financial highlights which appear in the February 28, 2003 Annual Report to Shareholders of State Street Research Health Sciences Fund (a series of State Street Research Financial Trust), which is also incorporated by reference in the Registration Statement. We also consent to the reference to us under the heading "Financial Highlights" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Boston, Massachusetts
June 26, 2003